Exhibit 4.5
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              STOCK OPTION PLAN OF WARWICK COMMUNITY BANCORP, INC.

                      STOCK OPTION AGREEMENT FOR DIRECTORS
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            Name of Participant                           Social Security Number


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                                 Street Address


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                City                              State               ZIP Code

This Stock Option Agreement is intended to set forth the terms and conditions on which an option ("Option") to purchase shares of common stock ("Shares") of Warwick Community Bancorp, Inc. ("Company") has been granted to you ("Participant") under the Stock Option Plan of Warwick Community Bancorp, Inc. ("Plan"). Set forth below are the specific terms and conditions applicable to the Option. Attached as Appendix A are the general terms and conditions applicable to the Option.

========================================================  =====================
OPTION GRANT
========================================================  =====================
Grant Date                                                       6/24/1998
Class of Shares*                                                   Common
No. of Shares Awarded*                                             19,819
Exercise Price Per Share*                                          $17.00
Percentage Vesting on June 24th of Each of the
Following Years: 1999, 2000, 2001, 2002 and 2003*                   20%
Expiration Date**                                                6/24/2008
========================================================  =====================

*    Subject to adjustment as provided in the Plan and Appendix A hereto.
**   The Option shall be exercisable until, but not on, the expiration date.

By signing where indicated below, the Company hereby acknowledges that it has granted the Option listed above upon the specified terms and conditions, and the Participant acknowledges receipt of this Agreement, including Appendix A, and a copy of the Plan, and agrees to observe and be bound by the terms and conditions set forth herein and therein.

WARWICK COMMUNITY BANCORP, INC.                       PARTICIPANT



By:
   --------------------------------------------       --------------------------
      Ronald J. Gentile
      President and Chief Operating Officer

               APPENDIX A TO STOCK OPTION AGREEMENT FOR DIRECTORS

                     GENERAL TERMS AND CONDITIONS OF OPTION


          Section 1. STOCK OPTION. The Company does not intend the Option granted hereby to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

          Section 2. TERM OF AWARD. (a) Subject to Sections 2(b) and 3 hereof, the Participant shall have the right to purchase all or any portion of the Shares subject to the Option granted hereby at any time during the period ("Option Period") commencing on the first anniversary of the date such Option was granted and ending on the earliest of:

          (i) the close of business on the last day of the three-month period commencing on the date the Participant ceases to be a member of the board of directors of the Company, other than on account of death, Disability or removal for cause in accordance with the Company's by-laws, and such person does not continue to serve as an active advisory or emeritus director of the Company, or in a similar capacity, as determined by the board of directors of the Company;

          (ii) the close of business on the last day of the one-year period commencing on the date the Participant ceases to be a member of the board of directors of the Company due to death or Disability;

          (iii) the date and time when the Participant ceases to be a member of the board of directors of the Company due to removal for cause in accordance with the Company's by-laws; or

          (iv) the last day of the 10-year period commencing on the date on which the Option was granted.

          (b) Subject to Section 3 hereof, upon termination of the Participant's service as a director of the Company, any Option granted hereby that is not exercisable as of the date of such termination shall be forfeited. For purposes of this Agreement and the Plan, service shall be deemed to continue for so long as the Participant is serving as an active advisory or emeritus director of the Company, or in a similar capacity, as determined by the Company's board of directors.

          Section 3. VESTING. The specified percentage of Shares subject to the Option granted hereby shall become vested and available for purchase by the Participant as of the specified vesting date(s); PROVIDED, HOWEVER, that in the event of the Participant's death, Disability or Retirement or a Change in Control of the Company or Bank prior to the applicable vesting date, such optioned Shares shall become immediately vested and available for purchase as of the date of such Participant's death, Disability or Retirement or the date of such Change in Control. In the event of removal for cause, the Option granted hereby shall expire.

          Section 4. EXERCISE PRICE. During the Option Period, and after the Option becomes exercisable, the Participant shall have the right to purchase all or any portion of the Shares subject to the Option at the Exercise Price per Share.

          Section 5. METHOD OF EXERCISE. Subject to the limitations of the Plan and this Agreement, the Participant may, at any time during the Option Period described in Section 2 hereof, exercise his or her right to purchase all or any part of the Shares to which the Option relates; PROVIDED, HOWEVER, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. The Participant shall exercise the Option to purchase Shares by:

          (a) giving written notice to the Committee, in the form attached hereto as Appendix B; and

          (b) delivering to the Committee full payment of the Exercise Price per Share for the Shares to be purchased in one of the methods described below.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 5 have been satisfied. Payment shall be made in full in cash (by certified or bank check, or such other instrument as the Company may accept, made payable to the order of Warwick Community Bancorp, Inc.) or by one or more of the following: (i) in the form of Shares already owned by the Participant, duly endorsed for transfer and with all necessary stock transfer tax stamps attached, having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid;
(ii) by requesting the Company to cancel without payment Options outstanding to such Participant for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; (iii) by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price; or (iv) by any combination of (i), (ii) and (iii).

          Section 6. DELIVERY OF OPTIONED SHARES. As soon as is practicable following the date on which the Participant has satisfied the requirements of
Section 5 hereof, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Participant's ownership of the Shares that have been purchased. The Participant shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to the Participant on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under Section 8.3 of the Plan.

          Section 7. ADJUSTMENTS IN THE EVENT OF REORGANIZATION. In the event of any merger, consolidation or other business reorganization (including but not limited to a Change in Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a shareholder of record, the number of Shares subject to the Option granted hereby and the Exercise Price per Share of such Option shall be adjusted in accordance with
Section 8.3 of the Plan to account for such event. In the event of any merger, consolidation or other business reorganization in which the Company is not the surviving entity, any Option granted hereby may be canceled and payment made therefor in accordance with the Plan.

          Section 8. NO RIGHT TO CONTINUED BOARD MEMBERSHIP. Nothing in this Agreement or the Plan, nor any action of the Board or the Committee with respect to this Agreement or the Plan, shall be held or construed to confer upon the Participant any right to a continuation of his or her position as a director of the Company or any of its affiliates. Notwithstanding the effectiveness of this Agreement, the Participant may be removed or otherwise dealt with to the same extent as though this Agreement had not been entered into.

          Section 9. TAXES. The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to the Option granted hereby any taxes required by law to be withheld with respect to such Option. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereby, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

          Section 10. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

          (a) If to the Committee:

              Warwick Community Bancorp, Inc.
              c/o The Warwick Savings Bank
              18 Oakland Avenue
              Warwick, New York 10990-0591
              Attention:  Corporate Secretary
                          -------------------

          (b) If to the Participant, to the Participant's address as shown in the Bank's records.

          Section 11. RESTRICTIONS ON TRANSFER. The Option granted hereby shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. This Section 11 shall not prevent the Participant from designating, in the form attached hereto as Appendix C, a Beneficiary or Beneficiaries to exercise such Participant's Option following such Participant's death.

          Section 12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Participant and their respective heirs, successors and assigns.

          Section 13. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section number shall refer to a section of this Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

          Section 14. GOVERNING LAW. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law. This Agreement shall be construed to comply with the applicable regulations of the New York Banking Board and the Federal Deposit Insurance Corporation.

          Section 15. AMENDMENT. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

          Section 16. PLAN PROVISIONS CONTROL. This Agreement and the rights and obligations created hereby shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control.

          Section 17. ACCEPTANCE BY PARTICIPANT. By executing this Agreement and returning a fully executed copy hereof to the Committee at the address specified in Section 10 hereof, the Participant signifies acceptance of the terms and conditions of this Agreement and the Plan. If a fully executed copy of this Agreement is not received by the Committee within 45 days after the later of the date of grant or the date this Agreement is received by the Participant, the Committee may revoke the Option granted, and thereby avoid all obligation, hereby.

          Section 18. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and the Participant.

          APPENDIX B TO STOCK OPTION AGREEMENT FOR DIRECTORS

          NOTICE OF EXERCISE OF STOCK OPTION


                                                                -      -
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Print Name of Option Holder (Last, First, Middle Initial) Social Security Number

1. INSTRUCTIONS. (IMPORTANT INFORMATION; PLEASE READ CAREFULLY.) Use this Notice to inform the Committee that you are exercising your right to purchase shares of common stock ("Shares") of Warwick Community Bancorp, Inc. ("Company") pursuant to an option ("Option") granted under the Stock Option Plan of Warwick Community Bancorp, Inc. ("Plan"). If you are not the Participant, you must attach to this Notice a copy of the Beneficiary Designation Form executed by the Participant or other proof of your right to exercise the Option granted under the Stock Option Agreement entered into between the Company and the Participant ("Agreement"). To exercise the Option, this Notice should be completed and personally delivered or mailed by certified mail, return receipt requested, to: Warwick Community Bancorp, Inc., c/o The Warwick Savings Bank, 18 Oakland Avenue, Warwick, New York 10990-0591, Attention: Corporate Secretary. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by the Committee, but in no event more than three business days after the date this Notice is received by the Committee, subject to such rules and procedures as the Company may establish for "cashless exercises." Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan. This Notice is subject to all of the terms and conditions of the Plan and the Agreement.

2. PURCHASE OF SHARES. Pursuant to the Stock Option Agreement made and entered into as of ______________ ___, 1999 by and between the Company and [ENTER THE NAME OF THE PARTICIPANT], I hereby exercise my right to purchase __________ Shares granted under the Plan on ______________ ___, ____ [ENTER
     THE DATE OF GRANT] at an Exercise Price per Share of $_________, for a total Exercise Price of $_____________ [ENTER THE PRODUCT OF THE NUMBER OF SHARES MULTIPLIED BY THE EXERCISE PRICE PER SHARE]. As payment for such Shares, I [CHECK AND COMPLETE ONE OR MORE; THE SUM OF THE AMOUNTS SHOWN IN
     (A) AND (B) MUST EQUAL THE TOTAL EXERCISE PRICE SHOWN ABOVE:


     (A)  /_/  enclose a certified or bank check, or such other instrument as the Company may accept, payable to
               the order of Warwick Community Bancorp, Inc. in
               the amount of                                         $_________

     (B) /_/   enclose Shares duly endorsed for transfer to
               Warwick Community Bancorp, Inc. with all necessary
               stock transfer tax stamps attached and having a
               Fair Market Value of                                  $_________


     (C) /_/   authorize ______________________________ [ENTER
               THE NAME OF THE BROKERAGE OR INVESTMENT BANKING
               FIRM WITH WHOM YOU HAVE MADE ARRANGEMENTS TO
               EFFECT A "CASHLESS EXERCISE," OR SEE THE CORPORATE
               SECRETARY OF THE COMPANY FOR INFORMATION] to sell,
               pursuant to a "cashless exercise," such Shares
               subject to the Option having a Fair Market Value
               of                                                    $_________

               Total Exercise Price                                  $_________

3. ISSUANCE OF CERTIFICATES. I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

      Name and Address                     Social Security No.    No. of Shares
      ----------------                     -------------------    -------------

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4.   COMPLIANCE WITH TAX AND SECURITIES LAWS. I understand that I must rely on, and consult with, my own tax and legal counsel (and not The Warwick Savings Bank or the Company) regarding the application of all laws-- particularly tax and securities laws-- to the transactions to be effected pursuant to the Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the purchase and/or sale (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

                                                         Date:
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                    Signature


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                                    Address


--------------------------------INTERNAL USE ONLY-------------------------------



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This Notice was received by the Committee on the date indicated.                  Comments






By
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     Authorized Signature                           Date

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